PROSPECTUS

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-291922

NOCERA, INC.

300,000,000 Shares of Common Stock

This prospectus relates to the offer and resale, from time to time by the selling stockholder named herein (the “Selling Stockholder”), of up to 300,000,000 shares of common stock, par value $0.001 per share (the “common stock”), of Nocera, Inc., a Nevada corporation (the “Company”), issuable upon conversion of senior secured convertible notes (the “Notes”) issued or to be issued to the Selling Stockholder in a private placement transaction pursuant to that certain Securities Purchase Agreement, dated as of October 31, 2025 (the “Purchase Agreement”). The shares of common stock issuable upon conversion or otherwise of the Notes are referred to in this prospectus as the “Conversion Shares.”

This prospectus also covers any additional shares of common stock that may become issuable upon conversion of the Notes by reason of stock splits, stock dividends, or other similar transactions. The actual number of Conversion Shares issuable by us pursuant to any conversions of the Notes will vary depending on the then-current market price of our common stock and in accordance with the terms and conditions of the Notes.

The Selling Stockholder may sell the Conversion Shares in a number of different ways and at varying prices. The Selling Stockholder may sell any, all, or none of the securities offered by this prospectus, and we cannot predict when, or in what amounts, the Selling Stockholder may sell its Conversion Shares following the effective date of this registration statement. Additional information about how the Selling Stockholder may sell the Conversion Shares is set forth under the section titled “Plan of Distribution” on page 10.

We are registering the Conversion Shares on behalf of the Selling Stockholder to permit their resale from time to time. We will not receive any proceeds from the sale of the Conversion Shares by the Selling Stockholder. We will bear all expenses incurred in connection with the registration of the Conversion Shares, while the Selling Stockholder will be responsible for all discounts, commissions, and similar selling expenses, if any. See “Plan of Distribution” on page 10 for more information.

Our common stock is listed on The Nasdaq Capital Market under the symbol “NCRA.” On December 11, 2025, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.8501 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and have elected to take advantage of certain reduced public company reporting requirements available to emerging growth companies. This prospectus describes the general manner in which the Conversion Shares may be offered and sold. If required, the specific manner in which the Conversion Shares may be offered and sold will be described in a supplement to this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 11, 2025.

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ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the Selling Stockholder may offer from time to time the Conversion Shares. You should rely only on the information contained in this prospectus and in the documents incorporated by reference in this prospectus, any prospectus supplement or amendment thereto and the documents to which we have referred you, before making your investment decision. Neither we nor the Selling Stockholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or any document incorporated by reference or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the common stock offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the shares of common stock may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to the “Company,” “Nocera,” the “registrant,” “we,” “our,” or “us” in this prospectus mean Nocera, Inc., a Nevada corporation, and its subsidiaries, including our variable interest entities (“VIEs”).

Trademarks

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor may not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections included herein entitled “Risk Factors” and in the documents incorporated by reference into this prospectus. Readers are cautioned that known and unknown risks, uncertainties and other factors, including those over which we may have no control and others listed in the “Risk Factors” section of this prospectus and in the documents incorporated by reference, may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

➢	our ability to obtain new customers and keep existing customers;

➢	development of our technology to adequately keep pace to support expansion of our existing line of business or our entry into new lines of businesses;

➢	our ability to continue to expand outside of the United States in compliance with local laws and regulations;

➢	our business model generally and our utilization of the proceeds from any of our past or future offerings;

➢	acceptance of the products and services that we market;

➢	government regulations and our ability to comply with government regulations;

➢	our ability to retain key employees;

➢	adverse changes in general market conditions for our industry;

➢	our ability to generate cash flow and profitability and continue as a going concern;

➢	our future financing plans; and

➢	our ability to adapt to changes in market conditions which could impair our operations and financial performance.

These forward-looking statements involve numerous risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations or the results of other matters that we anticipate could be materially different from our expectations. You should thoroughly read this prospectus and the documents incorporated herein by reference with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect.

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PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks described under “Risk Factors” and in the documents incorporated herein by reference. Some of the statements contained in this prospectus, including statements under “The Offering” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Overview

Nocera, Inc. (“Nocera,” the “Company,” “we,” “us,” or “our”) is a Nevada corporation focused on aquaculture technology and related services. Additional information regarding our business, operations, financial condition, risk factors and results of operations is incorporated by reference into this prospectus from our filings with the SEC, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. You should read this prospectus together with the information incorporated herein by reference for a more complete understanding of our company and the securities being offered.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

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The Offering

Common Stock Offered by Selling Stockholder:	300,000,000 shares

Shares of Common Stock Outstanding After Completion of this Offering:	314,373,617 shares (1)

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the Selling Stockholder.

Nasdaq Symbol	NCRA

Risk Factors:	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and the documents incorporated by reference in this prospectus.

(1)	The number of shares of our common stock outstanding prior to and that will be outstanding after this offering is based on 14,373,617 shares of common stock outstanding as of December 11, 2025, and excludes (i) outstanding stock options to purchase 6,666,667 shares of common stock at an average exercise price of $1.59 per share; and (ii) 76,667 shares of common stock issuable upon the exercise of outstanding Class A Warrants for $0.75 per share, 490,000 shares of common stock issuable upon the exercise of outstanding Class B Warrants for $1.50 per share, and 1,980,831 shares of common stock issuable upon the exercise of outstanding IPO Warrants for $1.925 per share.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below as well as the risk and uncertainties described under “Cautionary Note Regarding Forward-Looking Statements,” the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in any subsequent Quarterly Report on Form 10-Q, together with all of the other information contained in this prospectus, any applicable prospectus supplement, and the documents incorporated by reference herein and therein. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also adversely affect our business, operating results, financial condition, or prospects. If any of these risks actually occur, the market price of our securities could decline, and you could lose part or all of your investment.

The resale of a substantial amount of shares of common stock by the Selling Stockholder in the public market, could adversely affect the market price of our common stock.

We are registering for resale 300,000,000 shares of common stock. Sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when the selling stockholders may sell such shares in the public market.

USE OF PROCEEDS

Because the Conversion Shares are issuable solely upon conversion of the Notes, we will not receive any proceeds from the sale of the Conversion Shares.

We will not receive any of the proceeds from the sale of the Conversion Shares by the Selling Stockholder pursuant to this prospectus. The Selling Stockholder will pay any agent’s commissions and expenses it incurs for brokerage, accounting, tax or legal services, or any other expenses that it incurs in disposing of the Conversion Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Conversion Shares covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

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DESCRIPTION OF SECURITIES

The following description of our common stock summarizes the material terms and provisions of the securities we may issue to the Selling Stockholder pursuant to the Notes, the resale of which shares of common stock are being offered per this prospectus. It may not contain all the information that is important to you. For the complete terms of our common stock, please refer to our amended and restated articles of incorporation, as amended (“Articles of Incorporation”) and our amended and restated bylaws (“Bylaws”), which are filed as exhibits to the registration statement. See “Where You Can Find More Information.” The Nevada Revised Statutes (“NRS”) may also affect the terms of these securities. The summary below is qualified in its entirety by reference to our Articles of Incorporation and Bylaws, each as in effect at the time of any offering of securities under this prospectus.

Common Stock

Authorized and Outstanding Capital Stock

Our authorized capital stock presently consists of 200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share, of which 2,000,000 shares are designated as Series A Preferred Stock. As of December 11, 2025, we had 14,367,539 shares of common stock issued and outstanding and 3,500 shares of Series B Preferred Stock issued and outstanding.

Voting

Holders of shares of the common stock are entitled to one vote for each share held of record on matters properly submitted to a vote of our stockholders. At all meetings of our stockholders, the presence in person or by proxy of the holders of thirty-three and a third percent (33 1/3%) of the shares issued and outstanding and entitled to vote shall constitute a quorum for the transaction of business. When a quorum is present at any meeting of our stockholders, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy at such meeting shall decide any questions brought before such meeting. Stockholders are not entitled to vote cumulatively for the election of directors.

Dividends

Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of shares of common stock will be entitled to receive ratably such dividends, if any, when, as, and if declared by our Board of Directors (“Board”) out of the Company’s assets or funds legally available for such dividends or distributions.

Liquidation and Distribution

In the event of any liquidation, dissolution, or winding up of the Company’s affairs, holders of the common stock would be entitled to share ratably in the Company’s assets that are legally available for distribution to its stockholders. If the Company has any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution preferences, liquidation preferences, or both. In such case, the Company must pay the applicable distributions to the holders of its preferred stock before it may pay distributions to the holders of common stock.

Conversion, Redemption, and Preemptive Rights

Holders of the common stock have no preemptive, subscription, redemption or conversion rights.

Sinking Fund Provisions

There are no sinking fund provisions applicable to the common stock.

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Preferred Stock

Series A Preferred Stock

On July 19, 2021, the Company filed a Certificate of Designation with the Nevada Secretary of State designating the Series A Preferred Stock. The Series A Preferred Stock provides its holders with priority over holders of common stock in the distribution of the Company’s assets upon any liquidation, winding up, or dissolution.

Series B Preferred Stock

On August 28, 2025, the Board of Directors approved, and the Company filed with the Nevada Secretary of State, a Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Non-Voting Preferred Stock, authorizing up to 1,000,000 shares of Series B Preferred Stock and establishing the rights, preferences, privileges, and limitations of such stock. Beginning on October 1, 2025, each holder is entitled to receive a mandatory monthly dividend at an annual rate equal to nine percent (9.0%) of the aggregate stated value of the shares of Series B Preferred Stock held by such holder, payable in cash or, at the Company’s option, in shares of common stock.

The Series B Preferred Stock is convertible into shares of common stock, subject to the terms of the Certificate of Designation, including a beneficial ownership limitation that restricts conversion to the extent the holder would beneficially own more than 4.99% (or, upon election, 9.99%) of the Company’s outstanding common stock immediately following such conversion. The Series B Preferred Stock ranks senior to both the common stock and the Series A Preferred Stock with respect to dividends, distributions, and payments upon liquidation, dissolution, or winding up, subject to the terms of the Certificate of Designation.

The Series B Preferred Stock does not carry voting rights. However, for so long as shares of Series B Preferred Stock remain outstanding, the Company may not, without the affirmative vote of holders of a majority of the outstanding shares of Series B Preferred Stock: (i) alter or adversely change the powers, preferences, or rights of the Series B Preferred Stock or amend the Certificate of Designation; (ii) amend the Articles of Incorporation or other charter documents of the Company in any manner that adversely affects the rights of the holders of Series B Preferred Stock; or (iii) enter into any agreement with respect to the foregoing.

Subject to the terms of the Certificate of Designation, the Series B Preferred Stock is redeemable at the option of the Company at any time for cash, and redeemable at the option of the holders at any time after the two-year anniversary of the first issuance of Series B Preferred Stock. In addition, upon the occurrence and continuation of certain events of default described in the Certificate of Designation, the holders may, at their sole discretion, require the Company to redeem the Series B Preferred Stock at a price equal to 125% of the stated value plus any accrued and unpaid dividends.

Transfer Agent and Registrar

Our transfer agent and registrar for all securities registered under Section 12(g) of the Exchange Act is Mountain Share Transfer, LLC located at 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA 30339. Their telephone number is (404) 474-3110.

Anti-Takeover Effects of Nevada Law and the Articles of Incorporation and Bylaws

Certain provisions of the Articles of Incorporation and Bylaws, and certain provisions of the NRS could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult. These provisions, which are summarized below, are likely to reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to the Articles of Incorporation and the Bylaws and the relevant provisions of the NRS.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Our authorized capital includes “blank check” preferred stock. Our Board has the authority to issue preferred stock in one or more class or series and determine the price, designation, rights, preferences, privileges, restrictions and conditions, including voting and dividend rights, of those shares without any further vote or action by our stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. The issuance of additional preferred stock, while providing desirable flexibility in connection with possible financings and acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the voting power of our outstanding voting securities, which could deprive our holders of common stock of a premium that they might otherwise realize in connection with a proposed acquisition of our Company.

Action by Written Consent

Our Bylaws provide that any action required or permitted by law, the Articles of Incorporation, or Bylaws to be taken at a meeting of the stockholders of the Company may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Advance Notice Requirements

Stockholders wishing to nominate persons for election to our Board at a meeting or to propose any business to be considered by our stockholders at a meeting must comply with certain advance notice and other requirements set forth in our Bylaws and Rule 14a-8 of the Exchange Act.

Special Meetings

Our Bylaws provide that special meetings of stockholders may only be called by the President or Chief Executive Officer or the Board. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting unless all stockholders entitled to vote are present and consent.

Board Vacancies

Our Bylaws provide that any vacancy on our Board, howsoever resulting, may be filled by a majority vote of the remaining directors.

Removal of Directors

Our Bylaws provide that any director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote; provided, however, that notice of intention to act upon such matter shall have been given in the notice calling such meeting.

Right to Alter, Amend or Repeal Bylaws

Our Bylaws provide that they may be altered, amended or repealed at any meeting of the Board at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting.

Indemnification of Officers and Directors and Insurance

Our Bylaws provide for limitation of liability of our directors and for indemnification of our directors and officers to the fullest extent permitted under Nevada law. Our directors and officers may be liable for a breach or failure to perform their duties in accordance with Nevada law only if their breach or failure to perform constitutes gross negligence, willful misconduct or intentional harm on our Company or our stockholders. Our directors may not be personally liable for monetary damages for action taken or failure to take action as a director except in specific instances established by Nevada law.

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In accordance with Nevada law, we may generally indemnify a director or officer against liability incurred in a proceeding if he or she acted in good faith, and believed that his or her conduct was in our best interest and that he or she had no reason to believe his or her conduct was unlawful. We may not indemnify a director or officer if the person was adjudged liable to us or in the event it is adjudicated that the director or officer received an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Nevada Anti-Takeover Statutes

The NRS contains provisions restricting the ability of a Nevada corporation to engage in business combinations with an interested stockholder. Under the NRS, except under certain circumstances, business combinations with interested stockholders are not permitted for a period of two years following the date such stockholder becomes an interested stockholder. The NRS defines an interested stockholder, generally, as a person who is the beneficial owner, directly or indirectly, of 10% of the outstanding shares of a Nevada corporation. In addition, the NRS generally disallows the exercise of voting rights with respect to “control shares” of an “issuing corporation” held by an “acquiring person,” unless such voting rights are conferred by a majority vote of the disinterested stockholders. “Control shares” are those outstanding voting shares of an issuing corporation which an acquiring person and those persons acting in association with an acquiring person (i) acquire or offer to acquire in an acquisition of a controlling interest and (ii) acquire within ninety days immediately preceding the date when the acquiring person became an acquiring person. An “issuing corporation” is a corporation organized in Nevada which has two hundred or more stockholders, at least one hundred of whom are stockholders of record and residents of Nevada, and which does business in Nevada directly or through an affiliated corporation. The NRS also permits directors to resist a change or potential change in control of the corporation if the directors determine that the change or potential change is opposed to or not in the best interest of the corporation.

OCTOBER 2025 PRIVATE PLACEMENT

On October 31, 2025, we entered into the Purchase Agreement with the selling stockholder, pursuant to which the Company agreed to issue and sell, in a private placement, senior secured convertible notes in an aggregate original principal amount of up to $300,000,000, to be issued in multiple closings (the “October 2025 Private Placement”). The Notes are convertible into shares of our common stock pursuant to the terms set forth in the Notes.

On November 3, 2025 (the “Initial Closing Date”), we issued an initial Note in the aggregate original principal amount of $8,000,000 for an aggregate purchase price of $7,280,000. Pursuant to the Purchase Agreement, we may issue and sell additional Notes in one or more subsequent closings, provided that the aggregate original principal amount of Notes sold at any additional closing may not exceed $8,000,000 and may not exceed $292,000,000 in the aggregate for all closings, subject to the terms and conditions set forth in the Purchase Agreement.

The October 2025 Private Placement was conducted in reliance upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The selling stockholder represented that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

In connection with the private placement, we entered into a Registration Rights Agreement with the selling stockholder, pursuant to which we agreed to register the resale of the shares of common stock issuable upon conversion of the Notes. Pursuant to the Registration Rights Agreement, we are required to file an initial registration statement within 30 calendar days following the Closing Date to register the resale of the Conversion Shares and to use commercially reasonable efforts to have such registration statement declared effective within 90 days.

This prospectus forms a part of the registration statement that we are filing with the SEC to register the Conversion Shares. Pursuant to the Purchase Agreement, we agree to use the net proceeds from any sale of Notes under the Purchase Agreement to purchase digital assets, including certain cryptocurrencies, as part of our digital asset treasury strategy, and for general corporate purposes.

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SELLING STOCKHOLDER

The resale of the Conversion Shares being offered by the Selling Stockholder pursuant to this prospectus consist of shares of common stock issuable upon conversion and otherwise of the Notes issued or to be issued to the Selling Stockholder in the October 2025 Private Placement. We are registering the resale of the Conversion Shares in order to permit the Selling Stockholder to offer such shares for resale from time to time. Except for its ownership of the Notes, its ownership of the Series B Preferred Stock, and the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, the Selling Stockholder has not had any material relationship with us within the past three (3) years.

The following table sets forth certain information with respect to the Selling Stockholder, including (i) the shares of common stock beneficially owned by the Selling Stockholder prior to this offering, (ii) the number of Conversion Shares being offered by the Selling Stockholder pursuant to this prospectus, and (iii) the Selling Stockholder’s beneficial ownership after completion of this offering. The registration of the Conversion Shares does not necessarily mean that the Selling Stockholder will sell all or any of such shares, but the number of shares of common stock and percentages set forth in the final two columns below assume that all Conversion Shares being offered by the Selling Stockholder are sold.

The table is based on information provided to us by the Selling Stockholder. Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of common stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares of common stock beneficially owned by the Selling Stockholder and the percentage ownership of the Selling Stockholder, shares of common stock issuable upon conversion of Notes held by the Selling Stockholder that are convertible into shares of common stock within 60 days after December 11, 2025, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other stockholder.

	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage Beneficially Owned After Offering
ATW Stablecoin Opportunities II LLC (3)	27,764,707	300,000,000	0	0%
TOTAL	27,764,706	300,000,000	0	0

(1)	The Series B Preferred Stock are subject to a beneficial ownership limitation, which provides that a holder may not convert any portion of its Notes into shares of common stock to the extent that such conversion would result in the holder and its affiliates and attribution parties beneficially owning more than 4.99% (or, upon the holder’s election, 9.99%) of the outstanding common stock immediately after giving effect to such conversion. A holder may decrease this limitation upon at least 61 days’ prior notice to us or increase this limitation, provided that the limitation may never exceed 9.99%.

(2)	Represents Conversion Shares issuable upon conversion of Notes issued or to be issued to the Selling Stockholder in the October 2025 Private Placement and offered hereby. The actual number of shares of common stock issuable upon conversion may vary depending on the applicable conversion price and is subject to adjustment pursuant to the Notes, including for stock splits, stock dividends, recapitalizations and similar events.

(3)	ATW Stablecoin Opportunities II, LLC is managed by ATW Partners Opportunities Management LLC (the “Advisor”). Antonio Ruiz-Gimenez and Kerry Propper serve as the managing members of the Adviser (the “Managing Members”). The Selling Stockholder, the Adviser and the Managing Members may be deemed to have shared voting and dispositive power with respect to the securities beneficially owned by the selling stockholder and each of the Selling Stockholder, Adviser and the Managing Members disclaim beneficial ownership of the Company’s securities reported herein. The business address of each of the foregoing entities and individuals is c/o ATW Partners Opportunities Management LLC, ONE PENN, 1 Pennsylvania Plaza, Suite 4810, New York, New York 10119

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PLAN OF DISTRIBUTION

The Selling Stockholder and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

➢	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

➢	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

➢	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

➢	an exchange distribution in accordance with the rules of the applicable exchange;

➢	privately negotiated transactions;

➢	settlement of short sales;

➢	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

➢	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

➢	a combination of any such methods of sale; or

➢	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

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LEGAL MATTERS

Sichenzia Ross Ference Carmel LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus.

EXPERTS

The financial statements of Nocera, Inc. as of and for the year ended December 31, 2024 have been audited by Enrome LLP, our independent registered public accounting firm, as set forth in their report thereon, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The financial statements of Nocera, Inc. as of and for the year ended December 31, 2023 have been audited by Centurion ZD CPA & Co., our former independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about our ability to continue as a going concern as described in Note 1 to the financial statements), and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus or any applicable prospectus supplement is considered to be part of this prospectus and any prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus and any applicable prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, any prospectus supplement or in any document previously incorporated by reference herein or therein have been modified or superseded. This prospectus incorporates by reference the documents listed below that we have filed with the SEC under the Exchange Act File and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed, including Current Reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K) until the offering of the securities offered hereby is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on May 6, 2025, and as amended on June 4, 2025, and June 20, 2025, including portions of our definitive Proxy Statement on Schedule 14A, filed with the SEC on November 24, 2025 that have been incorporated by reference therein;
•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025, and as amended on June 20, 2025, for the quarter ended June 30, 2025, filed with the SEC on August 14, 2025, and for the quarter ended September 30, 2025, filed with the SEC on November 14, 2025;
•	our Current Reports on Form 8-K, filed with the SEC on May 8, 2025, June 10, 2025, July 16, 2025, August 29, 2025, September 3, 2025, November 3, 2025, November 7, 2025 , December 2, 2025, and December 5, 2025; and
•	the description of our common stock which is contained in a registration statement on Form 8-A filed on June 24, 2022 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus forms a part, and prior to effectiveness of such registration statement, shall be deemed to be incorporated by reference into this prospectus.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.nocera.company, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our common stock in this offering.

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300,000,000 Shares of Common Stock

The date of this Prospectus is December 11, 2025

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.